Exhibit 99.1

9341 Courtland Drive, Rockford, MI 49351 Phone (616) 866-5500; Fax (616) 866-0257
FOR IMMEDIATE RELEASE
CONTACT: Don Grimes
(616) 863-4404

WOLVERINE WORLDWIDE ANNOUNCES RECORD

2013 FINANCIAL RESULTS AND PROVIDES FULL-YEAR

2014 GUIDANCE

Rockford, Michigan, February 18, 2014 — Wolverine Worldwide (NYSE: WWW) today reported financial results for both the fourth quarter and full year ended December 28, 2013.  Full-year results include a full 52-week contribution from the Company’s October 2012 acquisition of the Sperry Top-Sider, Saucony, Stride Rite, and Keds brands (the “PLG Acquisition”).

On July 11, 2013, the Company’s Board of Directors declared a two-for-one stock split, which was paid in the form of a stock dividend on November 1, 2013.  All references to the Company’s share and per share data are presented on a split-adjusted basis.  Additionally, references to adjusted financial results exclude transaction and integration expenses related to the PLG Acquisition, restructuring charges related to the Company’s manufacturing operations, non-cash retail store impairment charges, and expenses related to the October 2013 debt refinancing, where applicable.

Highlights from the year and fourth quarter 2013 include:

•                  Consolidated full-year revenue increased to a record $2.69 billion, representing growth of 5.6% versus prior year pro forma revenue of $2.55 billion and growth of 64.0% versus prior year reported revenue of $1.64 billion.  All three of the Company’s branded operating groups contributed to the 2013 record revenue results, with the most significant contributions to revenue growth coming from the Sperry Top-Sider, Saucony, Keds, and Merrell brands.

•                  Consolidated fourth quarter revenue was a record $740.8 million, growth of 0.6% vs. prior year pro forma revenue of $736.4 million and growth of 13.6% versus prior year reported revenue of $652.2 million.

•                  Adjusted full-year gross margin increased 120 basis points to 39.8%.  The strong gross margin improvement was driven by a mix shift towards higher margin consumer-direct channels, select price increases taken at the beginning of the year, efficiency gains in our owned manufacturing operations and lower LIFO expense.  These were partially offset by higher product costs and unfavorable variances on FX forward contracts.  Reported gross margin was 39.6%.

•                  Adjusted full-year earnings increased 25.4% to a record $1.43 per fully diluted share.  Reported earnings for the full year were $0.99 per fully diluted share.

•                  In the fourth quarter, adjusted fully diluted earnings were $0.22 per share.  As noted during the Company’s previous earnings call, fourth quarter earnings were negatively impacted by incremental pension and incentive compensation expense and a higher tax rate and share count.  Reported earnings in the fourth quarter were $(0.02) per fully diluted share.

•                  Operating free cash flow for the full fiscal year was a record $157.6 million.  The Company ended the year with cash of $214.2 million and net debt of $935.8 million, with the latter down $142.8 million from the prior year end.

“Fiscal 2013 was a year of many milestones for the Company, highlighted by record earnings per share and our fourth consecutive year of record revenue,” said Blake W. Krueger, Chairman and Chief Executive Officer.  “We integrated the newly acquired brands into our business and successfully executed numerous global growth initiatives across our brand portfolio while also expanding and strengthening our direct-to-consumer platform.  Even as a sluggish retail environment and very cold weather in the U.S. tempered growth for our Sperry Top-Sider and Stride Rite brands during the fourth quarter, many of our other brands, including Merrell, delivered excellent results.  For the year, nearly every geographic region grew nicely, with the only exception being the EMEA region that still delivered results consistent with our expectations.  In addition, we were particularly pleased with the accelerated momentum in the Latin America and Asia Pacific regions during the back half of 2013, important regions for future growth across our portfolio and, particularly, for our newly acquired brands.

“As we begin fiscal 2014, we are pleased with the tremendous progress we have made over the past few years to position the Company for continued success around the world.  Our fanatical focus on product creation and innovation is delivering exciting products to our global consumers, and we continue to tell compelling marketing stories each season — all while our talented and motivated teams deliver revenue growth and increased profitability across the portfolio.  We remain steadfastly focused on achieving impressive returns for our shareholders in any macroeconomic environment.”

Don Grimes, Senior Vice President and Chief Financial Officer, commented: “The Company delivered exceptional financial results in fiscal 2013, and we couldn’t be more pleased with our strong cash flow generation and debt retirement since the close of the PLG Acquisition in October 2012.  Our focus remains on growing our wonderful collection of lifestyle brands and driving continued excellent cash flow.”

Additional details:

•                  Adjusted full-year operating expenses were $830.0 million, or 30.8% of revenue, which compares to 29.4% of revenue in the prior year.  The increase in operating expense as a percentage of revenue was driven by incremental pension and incentive compensation expenses, incremental amortization expense related to purchase price accounting for the PLG Acquisition, a higher mix of consumer direct activities, and investments in key brand-building initiatives.  Reported operating expenses were $872.2 million.

•                  Inventory at year end was meaningfully lower than the prior year, decreasing 8.2%.  The Company employs a “narrow and deep” inventory philosophy that ensures its brands are in stock on key styles, and the normalized fall/winter weather patterns in the fourth quarter led to early product sell-outs for several of the brands in the portfolio.

Grimes concluded, “A more challenging 2013 holiday selling season and lingering uncertainty in the U.S. are balanced with 2014 expectations for continued double-digit growth from our brands in Latin America and Asia Pacific.  International efforts for our newly acquired brands will begin showing results in the back half of the year and are expected to gain meaningful momentum into 2015.”

In light of these expectations, the Company is offering the following guidance for fiscal 2014 (excluding carryover expenses related to the final integration activities related to the PLG Acquisition and remaining restructuring charges related to the Company’s owned manufacturing operations):

•                  Full-year consolidated revenue in the range of $2.775 to $2.85 billion, representing growth in the range of 3% to 6% versus reported fiscal 2013 revenue of $2.69 billion.

•                  Slight full-year gross margin expansion.

•                  Modest full-year operating expense leverage, driven partially by lower year-over-year pension expense.

•                  Full-year interest expense of approximately $47 million.

•                  Full-year effective tax rate of approximately 28%.

•                  Fully diluted weighted average shares outstanding of approximately 100 million.

•                  Adjusted fully diluted earnings per share in the range of $1.57 to $1.63, representing growth of 10% to 14% versus the fiscal 2013 adjusted earnings per share of $1.43.  Reported fully diluted earnings per share are expected in the range of $1.52 to $1.58.

The Company will host a conference call at 8:30 a.m. EST today to discuss these results and current business trends.  To listen to the call at the Company’s website, go to www.wolverineworldwide.com, click on “Investor Relations” in the navigation bar, and then click on “Webcasts & Presentations” from the side navigation bar of the “Investor Relations” page.  To listen to the webcast, your computer must have a streaming media player, which can be downloaded for free at www.wolverineworldwide.com.  In addition, the conference call can be heard at www.streetevents.com. A replay of the call will be available at the Company’s website through April 11, 2014.

With a commitment to service and product excellence, Wolverine World Wide, Inc. is one of the world’s leading marketers of branded casual, active lifestyle, work, outdoor sport, athletic, children’s, and uniform footwear and apparel.  The Company’s portfolio of highly recognized brands includes: Merrell®, Sperry Top-Sider®, Hush Puppies®, Saucony®, Wolverine®, Keds®, Stride Rite®, Sebago®, Cushe®, Chaco®, Bates®, HYTEST®, and Soft Style®.  The Company also is the global footwear licensee of popular brands including Cat®, Harley-Davidson®, and Patagonia®. The Company’s products are carried by leading retailers in the U.S. and globally in approximately 200 countries and territories. For additional information, please visit our website, www.wolverineworldwide.com.

This press release contains forward-looking statements, including statements regarding expected 2014 financial performance, statements regarding shareholder returns, and statements regarding future growth and international expansion. In addition, words such as “estimates,” “anticipates,” “believes,” “forecasts,” “plans,” “predicts,” “projects,” “is likely,” “expects,” “intends,” “should,” “will,” variations of such words, and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties, and assumptions (“Risk Factors”) that are difficult to predict with regard to timing, extent, likelihood, and degree of occurrence.  Risk Factors include, among others:  the Company’s ability to continue to integrate and realize the benefits of the PLG Acquisition on a timely basis or at all; the Company’s ability to successfully develop its brands and businesses; changes in interest rates, tax laws, duty structures, tariffs, quotas, or applicable assessments in countries of import and export including anti-dumping measures and trade defense actions; changes in consumer preferences, spending patterns, buying patterns, or price sensitivity; changes in future pension funding requirements and pension expenses; the ability to secure and protect owned intellectual property or use licensed intellectual property; cancellation of orders for future delivery, or the failure of the Department of Defense to exercise future purchase options or award new contracts, or the cancellation of existing contracts by the Department of Defense or other military purchasers; changes in planned customer demand, re-orders, or at-once orders; changes in relationships with, including the loss of, significant customers; the availability and pricing of footwear manufacturing capacity; reliance on foreign sourcing; failure of international licensees and distributors to meet sales goals or to make timely payments on amounts owed; disruption of technology systems; regulatory or other changes affecting the supply or price of materials used in manufacturing; the impact of regulatory or legal proceedings and legal compliance risks; the availability of power, labor, and resources in key foreign sourcing countries, including China; the cost, availability, and management of raw materials, inventories, services, and labor for owned and contract manufacturers; the impact of competition and pricing; the impact of changes in the value of foreign currencies; the development of new initiatives; the risks of doing business in developing countries and politically or economically volatile areas; retail buying patterns; consolidation in the retail sector; changes in economic and market conditions; acts and effects of war and terrorism; seasonality and weather; problems affecting the Company’s distribution system, including service interruptions at shipping and receiving ports; the failure to maintain the security of personally identifiable and other information of customers, stockholders, and employees; and additional factors discussed in the Company’s reports filed with the Securities and Exchange Commission and exhibits thereto.  The foregoing Risk Factors, as well as other existing Risk Factors and new Risk Factors that emerge from time to time, may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results.  Furthermore, the Company undertakes no obligation to update, amend, or clarify forward-looking statements.

# # #

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

(in millions, except per share data)

	16 Weeks Ended		52 Weeks Ended
	December 28,	December 29,	December 28,	December 29,
	2013	2012	2013	2012

Revenue	$740.8	$652.2	$2,691.1	$1,640.8
Cost of goods sold	457.8	408.3	1,619.0	1,008.1
Acquisition-related transaction and integration costs	—	4.5	—	4.5
Restructuring costs	7.6	—	7.6	—
Gross profit	275.4	239.4	1,064.5	628.2
Gross margin	37.2%	36.7%	39.6%	38.3%

Selling, general and administrative expenses	246.4	207.2	830.7	482.0
Acquisition related transaction and integration costs	11.0	24.6	41.5	32.5
Operating expenses	257.4	231.8	872.2	514.5
Operating expenses as a % of revenue	34.8%	35.5%	32.4%	31.4%

Operating profit	18.0	7.6	192.3	113.7
Operating margin	2.4%	1.2%	7.1%	6.9%

Interest expense, net	14.7	13.0	52.0	14.0
Acquisition-related interest expense	—	3.8	—	5.2
Debt extinguishment costs	13.1	—	13.1	—
Other expense (income), net	(2.5)	(1.0)	(0.5)	0.3
	25.3	15.8	64.6	19.5
Earnings (loss) before income taxes	(7.3)	(8.2)	127.7	94.2

Income taxes expense (benefit)	(6.0)	(4.7)	26.7	13.4
Effective tax rate	81.4%	57.3%	20.9%	14.2%

Net earnings (loss)	(1.3)	(3.5)	101.0	80.8

Net (earnings) attributable to non-controlling interests	(0.4)	(0.2)	(0.6)	(0.1)

Net earnings (loss) attributable to Wolverine World Wide, Inc.	$(1.7)	$(3.7)	$100.4	$80.7

Diluted earnings per share	$(0.02)	$(0.04)	$0.99	$0.81

Supplemental information:
Net earnings used to calculate diluted earnings per share	$(1.7)	$(3.7)	$98.2	$79.1
Shares used to calculate earnings per share	97.3	95.6	98.9	97.0
Weighted average shares outstanding	100.6	98.3	100.3	97.6

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(in millions)

	December 28,	December 29,
	2013	2012
ASSETS:
Cash and cash equivalents	$214.2	$171.4
Receivables	398.1	353.6
Inventories	428.2	466.2
Other current assets	77.5	83.7
Total current assets	1,118.0	1,074.9
Property, plant and equipment, net	151.9	149.7
Goodwill and other non-amortizable intangibles	1,135.8	1,139.7
Other non-current assets	216.5	250.1
Total Assets	$2,622.2	$2,614.4

LIABILITIES & EQUITY:
Accounts payable and other accrued liabilities	$276.0	$288.6
Current maturities on long-term debt	53.3	30.7
Total current liabilities	329.3	319.3
Long-term debt	1,096.7	1,219.3
Other non-current liabilities	354.8	432.1
Stockholders’ equity	841.4	643.7
Total Liabilities and Equity	$2,622.2	$2,614.4

WOLVERINE WORLD WIDE, INC.

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	52 Weeks Ended
	December 28,	December 29,
	2013	2012
OPERATING ACTIVITIES:
Net earnings	$101.0	$80.8
Adjustments necessary to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	56.2	27.7
Deferred income taxes	(27.8)	(4.2)
Stock-based compensation expense, net of tax benefits	24.8	5.1
Pension contribution	(2.4)	(26.7)
Pension expense	37.3	27.9
Debt extinguishment costs	13.1	—
Restructuring costs	7.6	—
Other	(5.0)	4.8
Changes in operating assets and liabilities	(2.5)	(23.8)
Net cash provided by operating activities	202.3	91.6

INVESTING ACTIVITIES:
Business acquisitions, net of cash acquired	—	(1,225.9)
Investment in joint ventures	(2.5)	(2.9)
Additions to property, plant and equipment	(41.7)	(14.9)
Other	(0.5)	(2.4)
Net cash used in investing activities	(44.7)	(1,246.1)

FINANCING ACTIVITIES:
Net repayments under revolver	—	(11.0)
Borrowings of long-term debt	775.0	1,275.0
Payments of long term debt	(875.0)	(25.5)
Payments of debt issuance costs	(2.3)	(40.1)
Cash dividends paid	(23.7)	(23.6)
Purchase of common stock for treasury	(0.8)	(14.1)
Other	14.0	22.7
Net cash provided by (used in) financing activities	(112.8)	1,183.4

Effect of foreign exchange rate changes	(2.0)	2.5
Increase in cash and cash equivalents	42.8	31.4

Cash and cash equivalents at beginning of year	171.4	140.0
Cash and cash equivalents at end of the year	$214.2	$171.4

WOLVERINE WORLD WIDE, INC.

REPORTED REVENUE BY OPERATING GROUP

(Unaudited)

(in millions)

	4th Quarter Ended
	December 28, 2013		December 29, 2012		Change
	Revenue	% of Total	Revenue	% of Total	$	%

Lifestyle Group	$265.3	35.8%	$210.7	32.3%	$54.6	25.9%
Performance Group	251.3	33.9%	220.9	33.9%	30.4	13.8%
Heritage Group	193.7	26.1%	189.6	29.1%	4.1	2.2%
Other	30.5	4.2%	31.0	4.7%	(0.5)	-1.6%
Total Revenue	$740.8	100.0%	$652.2	100.0%	$88.6	13.6%

REPORTED FISCAL Q4 2013 REVENUE BY OPERATING GROUP COMPARED TO
FISCAL Q4 2012 PRO FORMA REVENUE BY OPERATING GROUP*

(Unaudited)

(in millions)

	4th Quarter Ended
	December 28, 2013		December 29, 2012		Change
	Revenue	% of Total	Revenue	% of Total	$	%

Lifestyle Group	$265.3	35.8%	$274.7	37.3%	$(9.4)	-3.4%
Performance Group	251.3	33.9%	241.9	32.8%	9.4	3.9%
Heritage Group	193.7	26.1%	189.6	25.7%	4.1	2.2%
Other	30.5	4.2%	30.2	4.2%	0.3	1.0%
Total Revenue	$740.8	100.0%	$736.4	100.0%	$4.4	0.6%

*2012 revenues are presented as if the Company acquired PLG on January 1, 2012.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

As required by the Securities and Exchange Commission Regulation G, the following tables contain information regarding the non-GAAP adjustments used by the Company in the presentation of its financial results:

WOLVERINE WORLD WIDE, INC.

RECONCILIATION OF FISCAL 2012 FULL-YEAR REPORTED REVENUE TO REVENUE ADJUSTED
TO INCLUDE PLG FULL-YEAR 2012 REVENUE*

(Unaudited)

(in millions)

	GAAP Basis	PLG Pre “Stub Period”	As Adjusted
	Full-Year 2012	Revenue (a)	Full-Year 2012

Revenue	$1,640.8	$906.7	$2,547.5

RECONCILIATION OF FISCAL Q4 2012 REPORTED REVENUE TO FISCAL Q4 2012 PRO FORMA REVENUE*

(Unaudited)

(in millions)

	GAAP Basis	PLG Pre “Stub Period”	Pro Forma
	Fiscal Q4 2012	Revenue (a)	Fiscal Q4 2012

Lifestyle Group	$210.7	$64.0	$274.7
Performance Group	220.9	21.0	241.9
Heritage Group	189.6	—	189.6
Other	31.0	(0.8)	30.2
Total Revenue	$652.2	$84.2	$736.4

RECONCILIATION OF FISCAL 2013 FULL-YEAR REPORTED GROSS PROFIT TO GROSS PROFIT
 ADJUSTED TO EXCLUDE RESTRUCTURING COSTS*

(Unaudited)

(in millions)

	GAAP Basis		As Adjusted
	Full-Year 2013	Restructuring Costs	Full-Year 2013

Gross Profit	$1,064.5	$7.6	$1,072.1

Percentage of revenue	39.6%		39.8%

RECONCILIATION OF FISCAL 2012 FULL-YEAR REPORTED GROSS PROFIT TO GROSS PROFIT
 ADJUSTED TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

(in millions)

		Acquisition-Related
	GAAP Basis	Transaction and	As Adjusted
	Full-Year 2012	Integration Costs	Full-Year 2012

Gross Profit	$628.2	$4.5	$632.7

Percentage of revenue	38.3%		38.6%

RECONCILIATION OF FISCAL 2013 FULL-YEAR 2013 REPORTED EPS TO EPS ADJUSTED
TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION,
RESTRUCTURING, IMPAIRMENT AND DEBT EXTINGUISHMENT COSTS*

(Unaudited)

		Acquisition-Related
		Transaction and Integration,
	GAAP Basis	Restructuring, Impairment	As Adjusted
	Full-Year 2013	and Debt Extinguishment Costs	Full-Year 2013

Diluted earnings per share	$0.99	$0.44	$1.43

Percentage change vs. 2012	22.2%		25.4%

RECONCILIATION OF FISCAL 2012 FULL-YEAR REPORTED EPS TO EPS ADJUSTED
TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

		Acquisition-Related
	GAAP Basis	Transaction and	As Adjusted
	Full-Year 2012	Integration Costs	Full-Year 2012

Diluted earnings per share	$0.81	$0.33	$1.14

RECONCILIATION OF FISCAL Q4 2013 REPORTED EPS TO EPS ADJUSTED TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION, RESTRUCTURING, IMPAIRMENT AND DEBT EXTINGUISHMENT COSTS*

(Unaudited)

		Acquisition-Related
		Transaction and Integration,
	GAAP Basis	Restructuring, Impairment	As Adjusted
	Fiscal Q4 2013	and Debt Extinguishment Costs	Fiscal Q4 2013

Diluted earnings per share	$(0.02)	$0.24	$0.22

RECONCILIATION OF FISCAL Q4 2012 REPORTED EPS TO EPS ADJUSTED
TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

		Acquisition-Related
	GAAP Basis	Transaction and	As Adjusted
	Fiscal Q4 2012	Integration Costs	Fiscal Q4 2012

Diluted earnings per share	$(0.04)	$0.28	$0.24

OPERATING FREE CASH FLOW*

(Unaudited)

(in millions)

52 Weeks Ended
December 28, 2013

Net cash provided by operating activities	$202.3

Net cash used in investing activities	(44.7)

Operating free cash flow	$157.6

RECONCILIATION OF REPORTED DEBT TO NET DEBT

(Unaudited)

(in millions)

	Fiscal Year Ended 2013	Fiscal Year Ended 2012

GAAP reported debt	$1,150.0	$1,250.0

Cash & cash equivalents	(214.2)	(171.4)

Net debt	$935.8	$1,078.6

RECONCILIATION OF FISCAL 2013 FULL-YEAR REPORTED OPERATING EXPENSES
TO OPERATING EXPENSES ADJUSTED TO EXCLUDE ACQUISITION-RELATED
TRANSACTION AND INTEGRATION AND IMPAIRMENT COSTS*

(Unaudited)

(in millions)

		Acquisition-Related
	GAAP Basis	Transaction and Integration	As Adjusted
	Full-Year 2013	and Impairment Costs	Full-Year 2013

Operating expenses	$872.2	$(42.2)	$830.0

Percentage of revenue	32.4%		30.8%

RECONCILIATION OF FISCAL 2012 FULL-YEAR REPORTED OPERATING EXPENSES
TO OPERATING EXPENSES ADJUSTED TO EXCLUDE ACQUISITION-RELATED
TRANSACTION AND INTEGRATION COSTS*

(Unaudited)

(in millions)

		Acquisition-Related
	GAAP Basis	Transaction and	As Adjusted
	Full-Year 2012	Integration Costs	Full-Year 2012

Operating expenses	$514.5	$(32.5)	$482.0

Percentage of revenue	31.4%		29.4%

RECONCILIATION OF FISCAL 2014 FULL-YEAR REPORTED EPS GUIDANCE TO EPS ADJUSTED TO EXCLUDE ACQUISITION-RELATED TRANSACTION AND INTEGRATION AND RESTRUCTURING COSTS*

(Unaudited)

	GAAP Basis	Acquisition-Related	As Adjusted
	Full-Year 2014	Transaction and Integration	Full-Year 2014
	Guidance	and Restructuring Costs	Guidance

Diluted earnings per share	$ 1.52 - 1.58	$0.05	$ 1.57 - 1.63

(a)         This adjustment presents the Company’s revenue as if PLG was acquired on January 1, 2012.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.

*                 To supplement the consolidated financial statements presented in accordance with Generally Accepted Accounting Principles (“GAAP”), the Company describes what certain financial measures would have been if PLG had been acquired on January 1, 2012 and excluded acquisition-related transaction and integration costs, impairment costs, early extinguishment of debt costs and manufacturing restructuring costs.  The Company believes these non-GAAP measures provide useful information to both management and investors to increase comparability to the prior period by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business.  The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company on a comparable basis.  Management does not, nor should investors, consider such non-GAAP financial measures in isolation from, or as a substitution for, financial information prepared in accordance with GAAP.  A reconciliation of all non-GAAP measures included in this press release, to the most directly comparable GAAP measures, are found in the financial tables above.